UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2014

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2014, a special-purpose wholly-owned subsidiary (the “Seller”) of Blackstone Mortgage Trust, Inc. (the “Company”) entered into a Master Repurchase Agreement (the “Master Repurchase Agreement”) with Metropolitan Life Insurance Company (the “Buyer”). The Master Repurchase Agreement provides for advances of up to $500.0 million in the aggregate, which the Company expects to use to finance certain eligible loans, as more particularly described in the Master Repurchase Agreement.

Advances under the Master Repurchase Agreement accrue interest at a per annum pricing rate equal to the sum of (i) the applicable LIBOR index rate plus (ii) the applicable spread, depending on the attributes of the purchased loans. The initial maturity date of the facility is June 29, 2015, subject to five one-year extension options, exercisable at the Seller’s option. Maturity dates for individual advances are tied to the one-year anniversary of their respective purchase date by the Buyer, subject to extensions until their respective purchased loan maturity dates, at the Seller’s discretion and conditioned upon Seller’s delivery of notice and certain other conditions.

In connection with the Master Repurchase Agreement, the Company executed a Guaranty in favor of the Buyer (the “Guaranty”), pursuant to which the Company guarantees the obligations of the Seller under the Master Repurchase Agreement up to a maximum liability of 50% of the then currently outstanding repurchase obligations under the Master Repurchase Agreement. The Company may also be liable under the Guaranty for customary “bad-boy” events.

The Master Repurchase Agreement and the Guaranty contain various affirmative and negative covenants including the following financial covenants applicable to the Company: (i) ratio of EBITDA to fixed charges of not less than 1.40 to 1.00; (ii) tangible net worth of not less than approximately $971.7 million plus 75% of the net cash proceeds of any equity issuance on or after the date of the agreements; (iii) cash liquidity of not less than the greater of (x) $10.0 million or (y) 5% of the Company’s recourse indebtedness; and (iv) indebtedness shall not exceed 83.3333% of the Company’s total assets.

The Buyer or its affiliates have provided, or may in the future provide, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: July 2, 2014
	By:	/s/ Randall S. Rothschild
	Name:	Randall S. Rothschild
	Title:	Secretary and Managing Director, Legal and Compliance